Exhibit 99.1

NEWS RELEASE

Vistra Reports 2021 Results and Reaffirms 2022 Guidance

Highlights include significant share repurchases of 7% of stock, achieved revised 2021 guidance, announced first quarter 2022 dividend – a ~13% increase year-over-year, and accelerated Vistra Zero with cost-effective capital

IRVING, Texas — Feb. 25, 2022 — Vistra (NYSE: VST) today reported its full-year 2021 results:

Financial and Operating Highlights

•

Reported 2021 Net Loss of $(1,264) million and Net Loss from Ongoing Operations[1] of $(1,242) million. 2021 Ongoing Operations Adjusted EBITDA[1] was $1,941 million. Excluding $53 million related to the high IRR early settlement of retail bill credits, 2021 Ongoing Operations Adjusted EBITDA[1] was $1,994 million, slightly favorable to the midpoint of guidance.

•

Delivered 2021 Cash Flows from Operations (Operating Cash Flow) of $(206) million and 2021 Ongoing Operations Adjusted Free Cash Flow before Growth (FCFbG)[1] of $179 million. Excluding $53 million related to the high IRR early settlement of retail bill credits, 2021 Ongoing Operations Adjusted FCFbG[1] was $232 million, exceeding the midpoint of guidance.

•

Reaffirmed 2022 Ongoing Operations Adjusted EBITDA[1] and Ongoing Operations Adjusted FCFbG[1] guidance ranges of $2,810 to $3,310 million and $2,070 to $2,570 million, respectively, which reflects an expected Adjusted EBITDA to Adjusted FCFbG conversion of ~76%, including the cash effect of ERCOT securitization of $544 million expected to be received in 2022.

•

Issued $1 billion in Green Perpetual Preferred Stock to fund green eligible projects – the first U.S. corporate issuer to issue green preferred stock – and issued $1 billion of Series A Perpetual Preferred Stock with the proceeds directed to repurchase common stock.

•

Achieved $546 million of self-help initiatives identified after Winter Storm Uri, partially offsetting losses incurred from the storm. The combination of self-help and securitization proceeds offset over $1 billion of the Uri loss.

•

Improved risk profile for future weather-driven volatility events through a series of actions to further harden generation for cold temperatures, improve security of fuel, and enhance risk management, including investing ~$50 million in the ERCOT fleet in 2021 with an additional $30 million investment expected in 2022.

Vistra – Press Release

Feb. 25, 2022, Page 2

•

Realized $500 million in EBITDA value levers from the Operations Performance Improvement (“OPI”) initiative in 2021—a $275 million increase from the 2018 projection established with the Dynegy merger—resulting in a higher target 2021 annual run-rate of $525 million. In 2021, Vistra achieved ~$850 million of identified Dynegy, Crius Energy (Crius), and Ambit Energy (Ambit) transaction synergies and OPI EBITDA value lever targets.

	Realized in Year	Achieved by YE
2021	$831	$856

“There is no doubt that 2021 was a challenging year for Vistra. Coming off five consecutive years of outperformance, including our best year in 2020, we were faced with an unprecedented weather event in early 2021, exposing unexpected risks in the integrated Texas natural gas and electric system,” said Curt Morgan, CEO of Vistra. “While we experienced a significant financial loss from this event, we went to work immediately to stabilize and de-risk the company and restore our financial strength. The results announced today, in line with our guidance midpoint, are an achievement of the many team members in our company who focused on recovering from this extraordinary event. I am extremely proud of the resilience of this organization as we are back stronger than before – with an improved risk profile and a focus on key strategic initiatives: repurchasing a substantial amount of shares – already 7% of our outstanding common stock through February 2022, initiating our new $300 million per year dividend program in Q1 2022 – a ~13% year-over-year increase, maintaining a strong balance sheet, and growing our Vistra Zero portfolio with cost-effective capital. We have a bright future ahead as we transition our company and create value for all of our stakeholders.”

(1)

Excludes the Asset Closure segment. Net Income from Ongoing Operations, Ongoing Operations Adjusted EBITDA, and Ongoing Operations Adjusted FCFbG are non-GAAP financial measures. See the “Non-GAAP Reconciliation” tables for further detail.

Capital Allocation Highlights

•

Commenced execution of previously announced long-term capital allocation plan, which reflects returning at least $7.5 billion to common stockholders through 2026 through share repurchases[1] and dividends, maintaining a strong balance sheet through the reduction of corporate level debt, and growing our Vistra Zero generation portfolio with cost-effective capital.

•

Executed ~$764 million of the authorized $2 billion share repurchase program as of Feb. 22, 2022, resulting in net shares outstanding of ~448.8 million as of the same date, a 7% reduction in shares outstanding since our last reported share count as of Nov. 2, 2021.

•	Reduced debt by ~$625 million in the fourth quarter of 2021, on target to reduce debt by $1.5 billion by the end of 2022.

•	Paid a fourth quarter 2021 dividend of $0.15 per share on Dec. 30, 2021, to shareholders of record as of Dec. 16, 2021, bringing the total dividends paid in 2021 to $0.60 per share.

•

Announced first quarter 2022 dividend of $0.17 per share to be paid on March 31, 2022, to shareholders of record as of March 22, 2022, reflecting an aggregate payment of ~$75 million for the quarter and consistent with the announced $300 million per year dividend commitment beginning in 2022. This represents an ~13% increase in the company’s quarterly common stock dividend from its first quarter 2021 dividend.

(1)	So long as the company believes its stock is undervalued.

Vistra – Press Release

Feb. 25, 2022, Page 3

Vistra Zero

•

Accelerated the growth of our Vistra Zero portfolio, announcing plans for 7,300 MW1 of zero-carbon generation by 2026, including nearly 900 MW of planned projects announced in just the past five months:

•	California: 350 MW/1,400 MWh Phase III expansion of our Moss Landing Energy Storage Facility

•

Illinois: 450 MW of utility-scale solar and energy storage projects to be located at nine retired or to-be-retired Vistra coal plant sites across central and southern Illinois, supported by the passage of Illinois’ landmark Energy Transition Act, which incorporated Vistra’s legislative priority known as the Illinois Coal to Solar & Energy Storage Initiative

•	Texas: acquired the 110 MW Angus solar development project located in Bosque County

•	Positioned three projects in Texas for commercial operations ahead of summer, all of which were introduced as part of Vistra’s 2020 September investor event:

•	50 MW Brightside Solar Facility

•	108 MW Emerald Grove Solar Facility

•	260 MW DeCordova Energy Storage Facility

(1)	Includes Comanche Peak Nuclear Power Plant.

ESG Highlights

•

Published Green Finance Framework allowing the issuance of green financial instruments to fund new or existing projects that support renewable energy and energy efficiency with alignment to the company’s environmental, social, and governance (ESG) strategy.

•

Supported Texas residents during Winter Storm Uri with $5 million donation to assist communities and individuals to meet their most pressing needs, including support for food banks and food pantries, critical needs, bill-payment assistance, and more.

•	Received various recognition for sustainable business activities, including:

•	Named one of America’s Most JUST Companies, by JUST Capital and its media partner CNBC, for a commitment to serving workers, customers, communities, the environment, and shareholders.

•	Honored with 2021 Texan by Nature 20 designation by the conservation non-profit Texan by Nature for a demonstrative commitment to conservation and sustainability.

•

Received the 2021 Excellence in Surface Coal Mining Reclamation Award from the Office of Surface Mining Reclamation & Enforcement, a bureau of the U.S. Department of the Interior, for work done to reclaim and restore previously mined land at Monticello-Winfield Mine. The award recognizes companies that achieve the most exemplary coal mine reclamation in the nation.

•	Advanced diversity, equity, and inclusion (DEI) through:

•	Joining Disability:IN, the leading nonprofit resource for business disability inclusion worldwide, reinforcing commitment to equality and inclusion at Vistra.

•

Continuing year two of a five-year, $10 million commitment, to support organizations that grow minority-owned small businesses, enhance economic development, and provide educational opportunities for students from diverse backgrounds.

•	Strengthening internal hiring and recruiting practices through numerous initiatives including training for hiring managers and partnerships with minority serving institutions.

•	Published annual sustainability report providing transparency on ESG initiatives and showcasing our commitment to all of our stakeholders.

Vistra – Press Release

Feb. 25, 2022, Page 4

Summary of Financial Results for the Fourth Quarter Ended Dec. 31, 2021 and Full Year 2021

	Three Months Ended		Year Ended
($ in millions)	Dec. 31, 2021	Dec. 31, 2020	Dec. 31, 2021	Dec. 31, 2020
Net Income/(Loss)	$731	$(26)	$(1,264)	$624
Ongoing Operations Net Income/(Loss)[1]	$733	$(13)	$(1,242)	$725
Ongoing Operations Adjusted EBITDA[1]	$1,165	$802	$1,941	$3,766
Operating Cash Flow	—	—	$(206)	$3,337
Ongoing Operations Adjusted FCFbG[1]	—	—	$179	$2,582
Adjusted EBITDA by Segment
Retail	$937	$411	$1,312	$983
Texas	$114	$191	$(236)	$1,646
East	$164	$158	$737	$849
West	$12	$14	$93	$73
Sunset	$(55)	$36	$60	$242
Corp./Other	$(7)	$(8)	$(25)	$(27)
Asset Closure	$(1)	$(3)	$(33)	$(81)

For the three months ended Dec. 31, 2021, Vistra reported Net Income of $731 million, Net Income from Ongoing Operations1 of $733 million, and Ongoing Operations Adjusted EBITDA1 of $1,165 million. Vistra’s fourth quarter 2021 Net Income of $731 million was $757 million higher than fourth quarter 2020 Net Loss of $(26) million, driven primarily by the $544 million allocation of ERCOT securitization as well as lower unrealized net losses resulting from hedging transactions. Vistra’s fourth quarter Adjusted EBITDA from Ongoing Operations was $363 million higher than fourth quarter 2020 results, primarily driven by the allocation of ERCOT securitization.

Vistra reported fourth quarter 2021 Adjusted EBITDA from the Retail segment of $937 million, $526 million higher than fourth quarter 2020 results, driven by the allocation of ERCOT securitization. Fourth quarter 2021 Adjusted EBITDA from the generation segments2, on an aggregate basis, totaled $228 million, $163 million lower than fourth quarter 2020 results driven by lower realized margin in ERCOT and Sunset fleet operations.

For the full year of 2021, Vistra reported Net Loss of $(1,264) million, Net Loss from Ongoing Operations1 of $(1,242) million, and Ongoing Operations Adjusted EBITDA1 of $1,941 million (which includes the impact from the retail bill credit settlement). Vistra’s Net Loss for the full year of 2021 was $1,888 million lower than full year 2020 Net Income, driven primarily by the impacts of Winter Storm Uri. Ongoing Operations Adjusted EBITDA for the full year of 2021 was $1,825 million lower than the full year of 2020, driven primarily by the impacts of Winter Storm Uri.

(1)

Excludes the Asset Closure segment. Net Income (Loss) from Ongoing Operations, Ongoing Operations Adjusted EBITDA, and Ongoing Operations Adjusted FCFbG are non-GAAP financial measures. See the “Non-GAAP Reconciliation” tables for further detail. Total by segment may not tie due to rounding.

(2)	Includes Texas, East, West, Sunset, and Corp./Other.

Vistra – Press Release

Feb. 25, 2022, Page 5

Guidance

($ in millions)	2022
Ongoing Ops. Adj. EBITDA[1]	$2,810 – $3,310
Ongoing Ops. Adj. FCFbG[1]	$2,070 – $2,570

Vistra is reaffirming its 2022 Ongoing Operations Adjusted EBITDA and Ongoing Operations Adjusted FCFbG guidance ranges of $2,810 to $3,310 million and $2,070 to $2,570 million, respectively.

(1)

Excludes the Asset Closure segment. Ongoing Operations Adjusted EBITDA and Ongoing Operations Adjusted FCFbG are non-GAAP financial measures. See the “Non-GAAP Reconciliation” tables for further detail.

Share Repurchase Program

As of Feb. 22, 2022, Vistra has completed approximately $764 million in share repurchases under the $2 billion share repurchase program previously authorized by its board of directors. Vistra has purchased approximately 35 million shares since Nov. 2, 2021, resulting in net shares outstanding of approximately 448.8 million as of Feb. 22, 2022, reflecting an ~7% reduction in shares since the program was announced. Approximately $1,236 million remains available for execution under the program as of the same date.

Liquidity

As of Dec. 31, 2021, Vistra had total available liquidity of ~$2,579 million, including cash and cash equivalents of $1,325 million, and $1,254 million of availability under its revolving credit facility.

Earnings Webcast

Vistra will host a webcast today, Feb. 25, 2022, beginning at 8 a.m. ET (7 a.m. CT) to discuss these results and related matters. The live webcast and the accompanying slides that will be discussed on the call can be accessed via Vistra’s website at www.vistracorp.com under “Investor Relations” and then “Events & Presentations.” Participants can also listen by phone by registering here prior to the start time of the call to receive a conference call dial-in number. A replay of the webcast will be available on the Vistra website for one year following the live event.

About Non-GAAP Financial Measures and Items Affecting Comparability

“Adjusted EBITDA” (EBITDA as adjusted for unrealized gains or losses from hedging activities, tax receivable agreement impacts, reorganization items, and certain other items described from time to time in Vistra’s earnings releases), “Adjusted Free Cash Flow before Growth” (or “Adjusted FCFbG”) (cash from operating activities excluding changes in margin deposits and working capital and adjusted for capital expenditures (including capital expenditures for growth investments), other net investment activities, and other items described from time to time in Vistra’s earnings releases), “Ongoing Operations Adjusted EBITDA” (adjusted EBITDA less adjusted EBITDA from Asset Closure segment), “Net Income from Ongoing Operations” (net income less net income from Asset Closure segment), “Ongoing Operations Adjusted Free Cash Flow before Growth” or “Ongoing Operations Adjusted FCFbG” (adjusted free cash flow before growth less cash flow from operating activities from Asset Closure segment before growth), are “non-GAAP financial measures.” A non-GAAP financial measure is a numerical measure of financial performance that excludes or includes amounts so as to be different than the most directly comparable measure calculated and presented in accordance with GAAP in Vistra’s consolidated statements of operations, comprehensive income, changes in stockholders’ equity and cash flows. Non-GAAP financial measures should not be considered in isolation or as a substitute for the most directly comparable GAAP measures. Vistra’s non-GAAP financial measures may be different from non-GAAP financial measures used by other companies.

Vistra – Press Release

Feb. 25, 2022, Page 6

Vistra uses Adjusted EBITDA as a measure of performance and believes that analysis of its business by external users is enhanced by visibility to both Net Income prepared in accordance with GAAP and Adjusted EBITDA. Vistra uses Adjusted Free Cash Flow before Growth as a measure of liquidity and believes that analysis of its ability to service its cash obligations is supported by disclosure of both cash provided by (used in) operating activities prepared in accordance with GAAP as well as Adjusted Free Cash Flow before Growth. Vistra uses Ongoing Operations Adjusted EBITDA as a measure of performance and Ongoing Operations Adjusted Free Cash Flow before Growth as a measure of liquidity and Vistra’s management and Board have found it informative to view the Asset Closure segment as separate and distinct from Vistra’s ongoing operations. Vistra uses Net Income from Ongoing Operations as a non-GAAP measure that is most comparable to the GAAP measure Net Income in order to illustrate the company’s Net Income excluding the effects of the Asset Closure segment, as well as a measure to compare to Ongoing Operations Adjusted EBITDA. The schedules attached to this earnings release reconcile the non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with U.S. GAAP.

Media

Meranda Cohn

214-875-8004

Media.Relations@vistracorp.com

Analysts

Meagan Horn

214-812-0046

Investor@vistracorp.com

About Vistra

Vistra (NYSE: VST) is a leading, Fortune 275 integrated retail electricity and power generation company based in Irving, Texas, providing essential resources for customers, commerce, and communities. Vistra combines an innovative, customer-centric approach to retail with safe, reliable, diverse, and efficient power generation. The company brings its products and services to market in 20 states and the District of Columbia, including six of the seven competitive wholesale markets in the U.S. and markets in Canada and Japan, as well. Serving nearly 4.3 million residential, commercial, and industrial retail customers with electricity and natural gas, Vistra is one of the largest competitive residential electricity providers in the country and offers over 50 renewable energy plans. The company is also the largest competitive power generator in the U.S., with a capacity of approximately 39,000 megawatts powered by a diverse portfolio, including natural gas, nuclear, solar, and battery energy storage facilities. In addition, Vistra is a large purchaser of wind power. The company owns and operates a 400-MW/1,600-MWh battery energy storage system in Moss Landing, California, the largest of its kind in the world. Vistra is guided by four core principles: we do business the right way, we work as a team, we compete to win, and we care about our stakeholders, including our customers, our communities where we work and live, our employees, and our investors. Learn more about our environmental, social, and governance efforts and read the company’s sustainability report at https://www.vistracorp.com/sustainability/.

Cautionary Note Regarding Forward-Looking Statements

The information presented herein includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements, which are based on current expectations, estimates and projections about the industry and markets in which Vistra Corp. (“Vistra”) operates and beliefs of and assumptions made by Vistra’s management, involve risks and uncertainties, which are difficult to predict and are not guarantees of future performance, that could significantly affect the financial results of Vistra. All statements, other than statements of historical facts, that are presented herein, or in response to questions or otherwise, that address activities, events or developments that may occur in the future, including such matters as activities related to our financial or operational projections, the potential impacts of the COVID-19 pandemic on our results of operations, financial condition and cash flows, projected synergy, value lever and net debt targets, capital allocation, capital expenditures, liquidity, projected Adjusted EBITDA to free cash flow conversion rate, dividend policy, business strategy, competitive strengths, goals, future acquisitions or dispositions, development or operation of power generation assets, market and industry developments and the growth of our businesses and operations (often, but not always, through the use of words or phrases, or the negative variations of those words or other comparable words of a future or forward-

Vistra – Press Release

Feb. 25, 2022, Page 7

looking nature, including, but not limited to: “intends,” “plans,” “will likely,” “unlikely,” “believe,” “confident”, “expect,” “seek,” “anticipate,” “estimate,” “continue,” “will,” “shall,” “should,” “could,” “may,” “might,” “predict,” “project,” “forecast,” “target,” “potential,” “goal,” “objective,” “guidance” and “outlook”),are forward-looking statements. Readers are cautioned not to place undue reliance on forward-looking statements. Although Vistra believes that in making any such forward-looking statement, Vistra’s expectations are based on reasonable assumptions, any such forward-looking statement involves uncertainties and risks that could cause results to differ materially from those projected in or implied by any such forward-looking statement, including, but not limited to: (i) adverse changes in general economic or market conditions (including changes in interest rates) or changes in political conditions or federal or state laws and regulations; (ii) the ability of Vistra to execute upon its contemplated strategic, capital allocation, performance, and cost-saving initiatives and to successfully integrate acquired businesses; (iii) actions by credit ratings agencies; (iv) the severity, magnitude and duration of pandemics, including the COVID-19 pandemic, and the resulting effects on our results of operations, financial condition and cash flows; (v) the severity, magnitude and duration of extreme weather events (including Winter Storm Uri), contingencies and uncertainties relating thereto, most of which are difficult to predict and many of which are beyond our control, and the resulting effects on our results of operations, financial condition and cash flows; and (vi) those additional risks and factors discussed in reports filed with the Securities and Exchange Commission by Vistra from time to time, including the uncertainties and risks discussed in the sections entitled “Risk Factors” and “Forward-Looking Statements” in Vistra’s annual report on Form 10-K for the year ended December 31, 2021 and any subsequently filed quarterly reports on Form 10-Q.

Any forward-looking statement speaks only at the date on which it is made, and except as may be required by law, Vistra will not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date on which it is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible to predict all of them; nor can Vistra assess the impact of each such factor or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statement.

Vistra – Press Release

Feb. 25, 2022, Page 8

VISTRA CORP.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Millions of Dollars)

	Year Ended December 31,
	2021	2020	2019
Operating revenues	$12,077	$11,443	$11,809
Fuel, purchased power costs and delivery fees	(9,169)	(5,174)	(5,742)
Operating costs	(1,559)	(1,622)	(1,530)
Depreciation and amortization	(1,753)	(1,737)	(1,640)
Selling, general and administrative expenses	(1,040)	(1,035)	(904)
Impairment of long-lived and other assets	(71)	(356)	—

Operating income (loss)	(1,515)	1,519	1,993
Other income	140	34	56
Other deductions	(16)	(42)	(15)
Interest expense and related charges	(384)	(630)	(797)
Impacts of Tax Receivable Agreement	53	5	(37)
Equity in earnings of unconsolidated investment	—	4	16

Income (loss) before income taxes	(1,722)	890	1,216
Income tax (expense) benefit	458	(266)	(290)

Net income (loss)	$(1,264)	$624	$926
Net (income) loss attributable to noncontrolling interest	(10)	12	2

Net income (loss) attributable to Vistra	$(1,274)	$636	$928

Vistra – Press Release

Feb. 25, 2022, Page 9

VISTRA CORP.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Millions of Dollars)

	Year Ended December 31,
	2021	2020	2019
Cash flows — operating activities:
Net income (loss)	$(1,264)	$624	$926
Adjustments to reconcile net income (loss) to cash provided by (used in) operating activities:
Depreciation and amortization	2,050	2,048	1,876
Deferred income tax expense (benefit), net	(475)	230	281
Impairment of long-lived and other assets	71	356	—
Loss on disposal of investment in NELP	—	29	—
Unrealized net (gain) loss from mark-to-market valuations of commodities	759	(231)	(696)
Unrealized net (gain) loss from mark-to-market valuations of interest rate swaps	(134)	155	220
Change in asset retirement obligation liability	(5)	7	(48)
Asset retirement obligation accretion expense	38	43	53
Impacts of Tax Receivable Agreement	(53)	(5)	37
Bad debt expense	110	110	82
Stock-based compensation	47	65	47
Other, net	41	(22)	(12)
Changes in operating assets and liabilities:
Accounts receivable — trade	(228)	(33)	(88)
Inventories	(100)	(59)	(44)
Accounts payable — trade	402	(40)	(221)
Commodity and other derivative contractual assets and liabilities	32	27	98
Margin deposits, net	(1,000)	(20)	170
Uplift securitization proceeds receivable from ERCOT	(544)	—	—
Accrued interest	13	(20)	80
Accrued taxes	(20)	22	(4)
Accrued employee incentive	(68)	39	1
Tax Receivable Agreement payment	(2)	—	(2)
Asset retirement obligation settlement	(88)	(118)	(121)
Major plant outage deferral	2	2	(19)
Other — net assets	(27)	219	(22)
Other — net liabilities	237	(91)	142

Cash provided by (used in) operating activities	(206)	3,337	2,736

Cash flows — investing activities:
Capital expenditures, including nuclear fuel purchases and LTSA prepayments	(1,033)	(1,259)	(713)
Ambit acquisition (net of cash acquired)	—	—	(506)
Crius acquisition (net of cash acquired)	—	—	(374)
Proceeds from sales of nuclear decommissioning trust fund securities	483	433	431
Investments in nuclear decommissioning trust fund securities	(505)	(455)	(453)
Proceeds from sales of environmental allowances	392	165	197
Purchases of environmental allowances	(605)	(504)	(322)

Vistra – Press Release

Feb. 25, 2022, Page 10

VISTRA CORP.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Millions of Dollars)

	Year Ended December 31,
	2021	2020	2019
Insurance proceeds	89	35	23
Proceeds from sale of assets	30	24	6
Other, net	(4)	(11)	(6)

Cash used in investing activities	(1,153)	(1,572)	(1,717)

Cash flows — financing activities:
Issuances of preferred stock	2,000	—	—
Issuances of long-term debt	1,250	—	6,507
Repayments/repurchases of debt	(381)	(1,008)	(7,109)
Borrowings under Term Loan A	1,250	—	—
Repayment under Term Loan A	(1,250)	—	—
Proceeds from forward capacity agreement	500	—	—
Net borrowings/(payments) under accounts receivable financing	(300)	(150)	111
Borrowings under Revolving Credit Facility	1,450	1,075	650
Repayments under Revolving Credit Facility	(1,450)	(1,425)	(300)
Debt tender offer and other financing fees	(13)	(17)	(203)
Share repurchases	(471)	—	(656)
Dividends paid to stockholders	(290)	(266)	(243)
Other, net	(21)	(5)	6

Cash provided by (used in) financing activities	2,274	(1,796)	(1,237)

Net change in cash, cash equivalents and restricted cash	915	(31)	(218)
Cash, cash equivalents and restricted cash — beginning balance	444	475	693

Cash, cash equivalents and restricted cash — ending balance	$1,359	$444	$475

Vistra – Press Release

Feb. 25, 2022, Page 11

VISTRA CORP.

NON-GAAP RECONCILIATIONS - ADJUSTED EBITDA

FOR THE THREE MONTHS ENDED DECEMBER 31, 2021

(Unaudited) (Millions of Dollars)

	Retail	Texas	East	West	Sunset	Eliminations / Corp and Other	Ongoing Operations Consolidated	Asset Closure	Vistra Corp. Consolidated
Net income (loss)	$(481)	$1,139	$(235)	$63	$428	$(181)	$733	$(2)	$731
Income tax expense	—	—	—	—	—	111	111	—	111
Interest expense and related charges (a)	2	(4)	4	—	1	92	95	—	95
Depreciation and amortization (b)	52	163	145	30	40	(16)	414	—	414

EBITDA before Adjustments	(427)	1,298	(86)	93	469	6	1,353	(2)	1,351
Unrealized net (gain) loss resulting from hedging transactions	1,436	(1,129)	248	(82)	(485)	—	(12)	—	(12)
Generation plant retirement expenses	—	—	—	—	(2)	—	(2)	—	(2)
Fresh start/purchase accounting impacts	1	(11)	—	—	(33)	—	(43)	—	(43)
Impacts of Tax Receivable Agreement	—	—	—	—	—	(21)	(21)	—	(21)
Non-cash compensation expenses	—	—	—	—	—	11	11	—	11
Transition and merger expenses	—	—	—	—	—	9	9	—	9
Other, including impairment of long-lived and other assets	41	11	2	1	(5)	(12)	38	1	39
COVID-19-related expenses (c)	—	1	—	—	1	—	2	—	2
Winter Storm Uri (d)	(114)	(56)	—	—	—	—	(170)	—	(170)

Adjusted EBITDA	$937	$114	$164	$12	$(55)	$(7)	$1,165	$(1)	$1,164

(a)	Includes $42 million of unrealized mark-to-market net gains on interest rate swaps.
(b)	Includes nuclear fuel amortization of $17 million in the Texas segment.
(c)	Includes material and supplies and other incremental costs related to our COVID-19 response.
(d)

Includes the following of the Winter Storm Uri impacts, which we believe are not reflective of our operating performance: allocation of ERCOT default uplift charges which are expected to be paid over more than 90 years under current protocols; accrual of Koch earn-out amounts that the Company will pay by the end of the second quarter of 2022; future bill credits related to Winter Storm Uri (as further described below); and Winter Storm Uri related legal fees and other costs. The adjustment for future bill credits relates to large commercial and industrial customers that curtailed their usage during Winter Storm Uri and will reverse and impact Adjusted EBITDA in future periods as the credits are applied to customer bills. We estimate the amounts to be applied in future periods are 2022 (approximately $150 million), 2023 (approximately $67 million), 2024 (approximately $11 million) and 2025 (approximately $4 million). The Company believes the inclusion of the bill credits as a reduction to Adjusted EBITDA in the years in which such bill credits are applied more accurately reflects its operating performance.

Vistra – Press Release

Feb. 25, 2022, Page 12

VISTRA CORP.

NON-GAAP RECONCILIATIONS - ADJUSTED EBITDA

FOR THE YEAR ENDED DECEMBER 31, 2021

(Unaudited) (Millions of Dollars)

	Retail	Texas	East	West	Sunset	Eliminations / Corp and Other	Ongoing Operations Consolidated	Asset Closure	Vistra Corp. Consolidated
Net income (loss)	$2,196	$(2,512)	$(567)	$1	$(413)	$53	$(1,242)	$(22)	$(1,264)
Income tax benefit	2	—	—	—	—	(460)	(458)	—	(458)
Interest expense and related charges (a)	9	(14)	15	(9)	2	380	383	1	384
Depreciation and amortization (b)	212	686	698	60	139	36	1,831	—	1,831

EBITDA before Adjustments	2,419	(1,840)	146	52	(272)	9	514	(21)	493
Unrealized net (gain) loss resulting from hedging transactions	(1,403)	1,139	655	38	330	—	759	—	759
Generation plant retirement expenses	—	—	—	—	18	—	18	—	18
Fresh start/purchase accounting impacts	2	(14)	(74)	—	(52)	—	(138)	—	(138)
Impacts of Tax Receivable Agreement	—	—	—	—	—	(53)	(53)	—	(53)
Non-cash compensation expenses	—	—	—	—	—	51	51	—	51
Transition and merger expenses	(2)	—	—	—	—	9	7	(15)	(8)
Other, including impairment of long-lived and other assets	57	18	9	3	33	(43)	77	3	80
COVID-19-related expenses (c)	—	4	1	—	2	1	8	—	8
Winter Storm Uri (d)	239	457	—	—	1	1	698	—	698

Adjusted EBITDA	$1,312	$(236)	$737	$93	$60	$(25)	$1,941	$(33)	$1,908

(a)	Includes $134 million of unrealized mark-to-market net gains on interest rate swaps.
(b)	Includes nuclear fuel amortization of $78 million in the Texas segment.
(c)	Includes material and supplies and other incremental costs related to our COVID-19 response.
(d)

Includes the following of the Winter Storm Uri impacts, which we believe are not reflective of our operating performance: allocation of ERCOT default uplift charges which are expected to be paid over more than 90 years under current protocols; accrual of Koch earn-out amounts that the Company will pay by the end of the second quarter of 2022; future bill credits related to Winter Storm Uri (as further described below); and Winter Storm Uri related legal fees and other costs. The adjustment for future bill credits relates to large commercial and industrial customers that curtailed their usage during Winter Storm Uri and will reverse and impact Adjusted EBITDA in future periods as the credits are applied to customer bills. We estimate the amounts to be applied in future periods are 2022 (approximately $150 million), 2023 (approximately $67 million), 2024 (approximately $11 million) and 2025 (approximately $4 million). The Company believes the inclusion of the bill credits as a reduction to Adjusted EBITDA in the years in which such bill credits are applied more accurately reflects its operating performance.

Vistra – Press Release

Feb. 25, 2022, Page 13

VISTRA CORP.

NON-GAAP RECONCILIATIONS - ADJUSTED EBITDA

FOR THE THREE MONTHS ENDED DECEMBER 31, 2020

(Unaudited) (Millions of Dollars)

	Retail	Texas	East	West	Sunset	Eliminations / Corp and Other	Ongoing Operations Consolidated	Asset Closure	Vistra Corp. Consolidated
Net income (loss)	$(123)	$273	$(78)	$1	$57	$(143)	$(13)	$(13)	$(26)
Income tax benefit	—	—	—	—	—	(18)	(18)	—	(18)
Interest expense and related charges (a)	1	(2)	1	(4)	1	92	89	—	89
Depreciation and amortization (b)	74	152	181	5	32	16	460	10	470

EBITDA before Adjustments	(48)	423	104	2	90	(53)	518	(3)	515
Unrealized net (gain) loss resulting from hedging transactions	454	(242)	53	11	(63)	—	213	—	213
Generation plant retirement expenses	—	—	—	—	3	—	3	—	3
Fresh start / purchase accounting impacts	4	(3)	(1)	—	4	—	4	—	4
Impacts of Tax Receivable Agreement	—	—	—	—	—	39	39	—	39
Non-cash compensation expenses	—	—	—	—	—	17	17	—	17
Transition and merger expenses	(3)	—	—	—	—	2	(1)	—	(1)
COVID-19-related expenses (c)	—	4	1	—	2	1	8	—	8
Other, net	4	9	1	1	—	(14)	1	—	1

Adjusted EBITDA	$411	$191	$158	$14	$36	$(8)	$802	$(3)	$799

(a)	Includes $26 million of unrealized mark-to-market net gains on interest rate swaps.
(b)	Includes nuclear fuel amortization of $18 million in the Texas segment.
(c)	Includes material and supplies and other incremental costs related to our COVID-19 response.

Vistra – Press Release

Feb. 25, 2022, Page 14

VISTRA CORP.

NON-GAAP RECONCILIATIONS - ADJUSTED EBITDA

FOR THE YEAR ENDED DECEMBER 31, 2020

(Unaudited) (Millions of Dollars)

	Retail	Texas	East	West	Sunset	Eliminations / Corp and Other	Ongoing Operations Consolidated	Asset Closure	Vistra Corp. Consolidated
Net income (loss)	$309	$1,760	$41	$50	$(414)	$(1,021)	$725	$(101)	$624
Income tax expense	—	—	—	—	—	266	266	—	266
Interest expense and related charges (a)	10	(8)	7	(10)	2	629	630	—	630
Depreciation and amortization (b)	303	550	721	19	133	64	1,790	22	1,812

EBITDA before Adjustments	622	2,302	769	59	(279)	(62)	3,411	(79)	3,332
Unrealized net (gain) loss resulting from hedging transactions	340	(691)	15	10	95	—	(231)	—	(231)
Generation plant retirement expenses	—	—	—	—	43	—	43	—	43
Fresh start / purchase accounting impacts	5	(8)	22	—	19	—	38	—	38
Impacts of Tax Receivable Agreement	—	—	—	—	—	(5)	(5)	—	(5)
Non-cash compensation expenses	—	—	—	—	—	63	63	—	63
Transition and merger expenses	5	2	1	—	—	11	19	(3)	16
Other, including impairment of long-lived and other assets	11	26	10	4	359	(36)	374	1	375
Loss on disposal of investment in NELP	—	—	29	—	—	—	29	—	29
COVID-19 related expenses (c)	—	15	3	—	5	2	25	—	25

Adjusted EBITDA	$983	$1,646	$849	$73	$242	$(27)	$3,766	$(81)	$3,685

(a)	Includes $155 million of unrealized mark-to-market net losses on interest rate swaps.
(b)	Includes nuclear fuel amortization of $75 million in the Texas segment.
(c)	Includes material and supplies and other incremental costs related to our COVID-19 response.

Vistra – Press Release

Feb. 25, 2022, Page 15

VISTRA CORP.

NON-GAAP RECONCILIATIONS - ADJUSTED FREE CASH FLOW

FOR YEAR ENDED DECEMBER 31, 2021

(Unaudited) (Millions of Dollars)

	Ongoing Operations	Asset Closure	Vistra Consolidated
Adjusted EBITDA	$1,941	$(33)	$1,908
Interest paid, net (a)	(506)	—	(506)
Taxes paid net of refunds	(48)	—	(48)
Severance	(4)	(1)	(5)
Working capital, margin deposits and derivative related cash	(678)	2	(676)
Reclamation and remediation	(10)	(46)	(56)
Transition and merger expense	(4)	(40)	(44)
Securitization proceeds receivable from ERCOT	(544)	—	(544)
Weatherization and COVID-19 related expenses	(48)	—	(48)
Changes in other operating assets and liabilities	(158)	(29)	(187)

Cash provided by operating activities	$(59)	$(147)	$(206)
Capital expenditures including LTSA prepayments and nuclear fuel purchases (b)	(593)		(593)
Development and growth expenditures	(440)	—	(440)
Purchases and sales of environmental credits and allowances, net	(213)	—	(213)
Other net investing activities (c)	67	26	93

Free cash flow	$(1,238)	$(121)	$(1,359)
Working capital, margin deposits and derivative related cash	678	(2)	676
Development and growth expenditures	440	—	440
Severance	4	1	5
Purchases and sales of environmental credits and allowances, net	213	—	213
Transition and merger expense	4	40	44
Weatherization and COVID-19 related expenses	48	—	48
Transition capital expenditures and other	30	—	30

Adjusted free cash flow before growth	$179	$(82)	$97

(a)	Net of interest received.
(b)	Includes $196 million LTSA prepaid capital expenditures.
(c)	Includes investments in and proceeds from the nuclear decommissioning trust fund, insurance proceeds, proceeds from sales of assets and other net investing cash flows.

Vistra – Press Release

Feb. 25, 2022, Page 16

VISTRA CORP.

NON-GAAP RECONCILIATIONS - 2022 GUIDANCE1

(Unaudited) (Millions of Dollars)

	Ongoing Operations		Asset Closure		Vistra Corp. Consolidated
	Low	High	Low	High	Low	High
Net income (loss)	$1,027	$1,401	$(140)	$(40)	$887	$1,361
Income tax expense	301	427	—	—	301	427
Interest expense and related charges (a)	467	467	—	—	467	467
Depreciation and amortization (b)	1,640	1,640	—	—	1,640	1,640

EBITDA before Adjustments	$3,435	$3,935	$(140)	$(40)	$3,295	$3,895
Unrealized net (gain)/loss resulting from hedging transactions	(557)	(557)	—	—	(557)	(557)
Fresh start / purchase accounting impacts	19	19	—	—	19	19
Impacts of Tax Receivable Agreement	65	65	—	—	65	65
Non-cash compensation expenses	38	38	—	—	38	38
Transition and merger expenses	2	2	—	—	2	2
Winter storm Uri impacts (c)	(185)	(185)	—	—	(185)	(185)
Other, net	(7)	(7)	—	—	(7)	(7)

Adjusted EBITDA guidance	$2,810	$3,310	$(140)	$(40)	$2,670	$3,270
Interest paid, net	(514)	(514)	—	—	(514)	(514)
Tax (paid) / received (d)	(44)	(44)	—	—	(44)	(44)
Tax receivable agreement payments	(1)	(1)	—	—	(1)	(1)
Working capital and margin deposits	644	644	18	18	662	662
Accrued environmental allowances	330	330	—	—	330	330
Reclamation and remediation	(19)	(19)	(89)	(89)	(108)	(108)
Winter storm Uri impacts (e)	500	500	—	—	500	500
Other changes in other operating assets and liabilities	58	58	(26)	(26)	32	32

Cash provided by operating activities	$3,764	$4,264	$(237)	$(137)	$3,527	$4,127
Capital expenditures including nuclear fuel purchases and LTSA prepayments	(717)	(717)	—	—	(717)	(717)
Solar and storage development expenditures (f)	(1,002)	(1,002)	—	—	(1,002)	(1,002)
Other growth expenditures	(120)	(120)	—	—	(120)	(120)
(Purchase) / sale of environmental credits and allowances	(229)	(229)	—	—	(229)	(229)
Other net investing activities	(20)	(20)	—	—	(20)	(20)

Free cash flow	$1,676	$2,176	$(237)	$(137)	$1,439	$2,039
Working capital and margin deposits	(644)	(644)	(18)	(18)	(662)	(662)
Solar and storage development expenditures (f)	1,002	1,002	—	—	1,002	1,002
Other growth expenditures	120	120	—	—	120	120
Accrued environmental allowances	(330)	(330)	—	—	(330)	(330)
(Purchase) / sale of environmental credits and allowances	229	229	—	—	229	229
Transition and merger expenses	11	11	25	25	36	36
Transition capital expenditures	6	6	—	—	6	6

Adjusted free cash flow before growth guidance	$2,070	$2,570	$(230)	$(130)	$1,840	$2,440

[1]	Regulation G Table for 2022 Guidance prepared as of November 5, 2021.

Vistra – Press Release

Feb. 25, 2022, Page 17

(a)	Includes unrealized (gain) / loss on interest rate swaps of ($50) million.
(b)	Includes nuclear fuel amortization of $88 million.
(c)

Adjustment for bill credits applied to large commercial and industrial customers that curtailed during 2021 Winter Storm Uri. We estimate the amounts to be applied in future years are 2023 (~$84 million), 2024 (~$18 million) and 2025 (~$8 million).

(d)	Includes state tax payments.
(e)	Receipt of securitization benefit.
(f)

Amounts previously reflected as TBD, pending the announcement of our renewables financing strategy, when guidance was initiated on November 5, 2021. Following such announcement in December 2021, amounts have been updated consistent with our expectations as of November 5, 2021.